Exhibit 10.10

ENPATH MEDICAL, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is by and between Enpath Medical, Inc. (“Company”) and                 (“Optionee”).

RECITALS:

The Company’s 1999 Incentive Stock Option Plan (“Plan”), as amended through October 23, 2003, was created for the purpose of encouraging ownership of shares of the Common Stock of the Company (“Common Shares”) by key employees. The option is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, Company and Optionee hereby agree as follows:

1.                                       OPTION.  Company grants to Optionee on                     (“Date of Grant”) the option (“Option”) to purchase an aggregate of           of the Common Shares (“Shares”) of the Company upon the terms and conditions set forth herein and in the Plan.

2.                                       OPTION PRICE.  Subject to any adjustments pursuant to the provisions of Section 7, the purchase price of the Shares subject to the Option (“Option Price”) is           per share, which represents the fair market value on the Date of Grant.

3.                                       TIME OF EXERCISE.  This Option will be exercisable, in accordance with the vesting schedule set forth in Section 4, any time prior to                         (“Exercise Period”) unless terminated prior thereto pursuant to the provisions of Section 6.   The Option will become void and expire as to all unexercised Shares at 12:00 a.m. (midnight, Central Standard Time) at the end of the Exercise Period.

4.                                       VESTING OF OPTIONS.  This Option is   0%  vested as of the Date of Grant and will vest in amounts of one-fifth of the shares on                    and on each of the succeeding one-year anniversaries thereafter, until 100% vested.  In the event the Company or the stockholders of the Company enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, reorganization, liquidation or otherwise, the Option shall become immediately exercisable with respect to the full number of Shares.

5.                                       EXERCISE OF OPTION - MANNER.  Subject to the terms and conditions hereof, the Option may be exercised by written notice to the Company at its offices in Plymouth, Minnesota, signed by Optionee (or Optionee’s heirs, legal representative(s) or guardian).  Notice of exercise of the Option must be accompanied by payment in full of the Option Price of the Shares as to which the Option is to be exercised and the Company will issue and deliver a certificate or certificates representing such Shares as soon as practicable after such notice and payment are received.  Payment of such Option Price will be made by a check payable to the order of the Company.

6.                                       TERMINATION OF EMPLOYMENT.

(a)                                  This Option will terminate and may no longer be exercised in the event and at the time Optionee’s employment is involuntarily terminated for “cause”.  “Cause” shall include gross negligence, gross neglect of duties, gross insubordination, dishonesty, disloyalty to the Company, public conduct detrimental to employees or the Company’s reputation, willful violation of any law applicable to the conduct of the Company’s business and affairs, and conviction of or pleas of no contest to any crime other than minor traffic offenses.

(b)                                 In the event of termination of employment by reason of death or Permanent Disability of the Optionee, (“Permanent Disability” means complete inability to engage in one’s regular occupation or employment and under the regular care and attendance of a licensed physician for in excess of six (6) consecutive months,) the estate, successors or legal representative of the Optionee may exercise the Option within one (1) year after such termination (but not thereafter) on any Options vested in the Optionee at such termination of employment.

(c)                                  In the event of voluntary termination or involuntary termination but not for cause, Optionee may exercise all vested Options within three (3) months after termination (but not thereafter).

7.                                       ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.  In the event of a merger, consolidation, reorganization, stock dividend, stock split, or any other change in corporate structure or capitalization affecting the Company’s shares, appropriate adjustment shall be made in the maximum number of shares available under the Plan or to any one individual and in the number, kind, option, price, etc. of shares subject to options granted under the Plan.

8.                                       NON-TRANSFERABILITY OF OPTION.  The Option granted under this Agreement may not be sold, pledged, assigned or transferred by the Optionee except by will or the laws of descent and distribution.  Any attempt to do so will void the Option.  The Option is exercisable during an Optionee’s lifetime only by the Optionee, subject to Section 6(b) above.

9.                                       WITHHOLDING TAXES.

(a)                                  The Company is entitled to withhold and deduct from future wages of the Optionee or from other amounts due from the Company to the Optionee all legally required amounts necessary to satisfy any or all federal, state and local withholding and employment-related tax requirements attributable, directly or indirectly, to the Optionee’s exercise of this Option or otherwise incurred with respect to this Option; or to require the Optionee to promptly remit the amount of such withholding and employment-related taxes to the Company before acting on the Optionee’s notice of exercise of this Option or before taking any further action with respect to this Agreement.  In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state and local law.  Until the required withholding is remitted to the Company by the employee, the Company will retain the stock associated with the exercise of this Option.

(b)                                 If the Optionee exercises the Option subsequent to leaving the Company, then the obligation to comply with related taxes is the Optionee’s.

10.                                 RIGHTS AS A SHAREHOLDER.  No rights of a shareholder of the Company will attach to Optionee with respect to any of the Shares until this Option is duly exercised as to such Shares and the person has become holder of record of such Shares.  No adjustments will be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such Shares.

11.                                 LIMITATION OF LIABILITY.  Nothing in this Agreement will be construed to:

(a)                                  Limit in any way the right of the Company or any of its subsidiaries to terminate the employment of Optionee at any time and for any reason.

(b)                                 Be evidence of any agreement or understanding, express or implied, that the Company or one of its subsidiaries will employ the Optionee in any particular position at any particular rate of compensation or for any particular period of time.

12.                                 GOVERNING LAW. This Agreement will be construed in accordance with and governed by the laws of the State of Minnesota.

13.                                 CONTROLLING AUTHORITY.  Options granted hereunder are subject to the Plan.  If inconsistencies exist between this Agreement and the Plan, the Plan provisions will be the controlling determinant.  The Board of Directors retains full authority to interpret or modify the Plan.

IN WITNESS WHEREOF, Company and Optionee have executed this Agreement as of the day and year first above written.

ENPATH MEDICAL, INC.

Dated:	By:
Its CEO

Optionee